Exhibit 99.1

[Missing Graphic Reference]
COMPANY CONTACT:
Checkpoint Systems, Inc.
Craig Burns
Executive Vice President,
Chief Financial Officer and Treasurer
(856) 848-1800
INVESTOR RELATIONS CONTACTS:
Christine Mohrmann, Bob Joyce
Financial Dynamics
(212) 850-5600

CHECKPOINT SYSTEMS, INC. ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2006 RESULTS

Thorofare, New Jersey, March 30, 2007 - Checkpoint Systems, Inc. (NYSE: CKP) today reported financial results for the fourth quarter and year ended December 31, 2006.

Revenue for the fourth quarter of 2006 was $216.3 million, 12.4% higher compared to revenue of $192.5 million in the fourth quarter of the prior year. Foreign currency had a positive impact of 3.4% on revenues. Earnings from continuing operations for the fourth quarter were $18.6 million, or $0.46 per diluted share, compared to earnings from continuing operations of $6.5 million or $0.16 per diluted share in the fourth quarter of 2005. Included in earnings from continuing operations for the fourth quarter of 2006 is a charge of $0.08 per diluted share related to the Company’s restructuring initiatives and a gain of $0.03 from the settlement of a capital lease from one of the Company’s facilities. In the fourth quarter of 2005, earnings from continuing operations included a charge of $0.12 per diluted share associated with restructuring initiatives, asset impairments, and tax expense associated with the American Jobs Creation Act and a legal restructuring.

In a separate press release today, the company announced that it concluded the restatement of prior period results for the first nine months of 2006 and fiscal year 2005 and 2004.  The restatement of its financial statements for the 2005 and 2004 fiscal years, as well as quarterly financial data for the first three quarters of 2006 and all of 2005 will be formally complete when the Company files those statements on Form 10-K for the fiscal year ended December 31, 2006, with the Securities and Exchange Commission. The Company expects to file the 10-K today. All comparisons in this press release reflect restated financial results for those periods.

“We are pleased with our strong financial performance for the fourth quarter,” said George Off, Chairman and Chief Executive Officer of Checkpoint. “We reported the best quarterly results from continuing operations in our company’s history. Compared with the same quarter last year, we saw good revenue improvement, and as a result of the progress we are making to improve our operations were able to report a 58% increase in adjusted Non-GAAP operating income.”

Mr. Off continued, “Our revenue growth in the quarter was primarily due to a 36% increase in our Labeling Service segment business on a constant dollar basis. This included strong performance of our CheckNet® service bureau business, as well as contributions from ADS Worldwide, which was acquired mid quarter. In addition, the results of our EAS business in the US and Europe improved significantly over the prior year, with US operations exceeding our expectations. We also experienced a foreign exchange benefit during the quarter.”

“Adjusted Non-GAAP operating margins expanded by 3.4% compared with the fourth quarter of last year as a result of our ongoing efforts to improve revenue performance and profitability.” continued Mr. Off. “During the fourth quarter, we continued to see signs that the operational issues that we have been facing in Europe are improving. Operations in France have stabilized, and revenues and profits have improved over last year. During the quarter we announced our plans to focus our efforts on key markets and customers, which enabled us to reduce our management headcount.  We have also focused our RFID strategy on core retail customers and our existing library business.”

Financial highlights for the fourteen weeks ended December 31, 2006 and the thirteen weeks ended December 25, 2005:

•
Revenue for the fourth quarter of 2006 was $216.3 million, compared to revenue of $192.5 million in the fourth quarter of last year, a 12.4% increase. Foreign exchange had a positive impact on revenue of $6.5 million, or 3.4%, in the fourth quarter 2006, as compared to the fourth quarter of 2005.

•
Gross profit was $94.1 million, or 43.5% of revenue in the fourth quarter of 2006, compared to $82.3 million, or 42.8% of revenue, in the fourth quarter of 2005. The gross profit increase is primarily attributable to an increase in volumes of our EAS business.

•
Selling, general, and administrative expenses (SG&A) were $63.4 million, compared with $61.0 million for the fourth quarter of 2005. Included in the fourth quarter 2006 SG&A is $1.1 million of share-based compensation expense. As a percentage of revenue, SG&A expenses decreased to 29.3% in the fourth quarter of 2006, versus 31.7% in the fourth quarter of 2005, due to cost reduction initiatives and higher sales levels in the current period.

•	Research and development expenses for the fourth quarter of 2006 were $5.0 million, or 2.3% of revenue, compared with $5.0 million, or 2.6% of revenue, in the fourth quarter of 2005.

•	Other operating income included $2.0 million from the settlement of a building sublease.

•
Other gain (loss) for the fourth quarter of 2006 include interest income of $1.4 million, a foreign exchange gain of $0.3 million, and $0.1 million of income from the rendering of transitional services to SATO. These gains were partially offset by interest expense of $0.7 million.

•
GAAP operating income in the fourth quarter of 2006 was $23.2 million, compared to $12.2 million in the prior year period. Excluding restructuring expense and the gain on the capital lease settlement, operating income in the fourth quarter of 2006 was $25.7 million, or 11.9% of revenue. Excluding restructuring expense and an asset impairment, operating income in the fourth quarter of 2005 was $16.3 million, or 8.5% of revenue. (See attached table “Reconciliation of GAAP to Non-GAAP Measures”).

•	Income tax expense for the fourth quarter of 2006 was 23.6% of pretax income.

•
The GAAP reported earnings from continuing operations for the fourth quarter of 2006 was $18.6 million, or $0.46 per diluted share, compared to $6.5 million, or $0.16 per diluted share, for the fourth quarter of 2005.

•
The GAAP reported net earnings for the fourth quarter of 2006 was $18.0 million, or $0.45 per diluted share, compared to net earnings of $9.3 million, or $0.23 per diluted share, for the fourth quarter of 2005.

•
Excluding restructuring expense and the capital lease settlement, earnings from continuing operations for the fourth quarter of 2006 were $20.6 million, or $0.51 per diluted share. Excluding restructuring expense, the asset impairment, and tax adjustments related to tax restructuring, earnings from continuing operations for the fourth quarter of 2005 were $11.3 million, or $0.28 per diluted share a year ago. (See attached table “Reconciliation of GAAP to Non-GAAP Measures”).

•	Cash flow from operations was $37.1 million in the fourth quarter of 2006 compared to $48.5 million in the fourth quarter of 2005.

•	At December 31, 2006 cash and cash equivalents were $143.4 million, working capital was $254.0 million and long-term debt was $10.7 million. Capital expenditures in the quarter were $3.2 million.

Financial highlights for the twelve months ended December 31, 2006:

•
Reported revenue of $687.8 million, compared to $718.0 million in the same period of 2005. Foreign exchange had a positive impact on revenue of approximately $1.0 million or 0.1% for the full year 2006, compared to 2005.

•
Gross profit was $291.7 million, or 42.4% of revenue, compared to $311.5 million or 43.4% of revenue for the full year 2005. Gross profit in the full year 2006 included a $5.7 million increase in inventory reserves over the prior year.

•
The GAAP reported operating income for the full year 2006 was $38.1 million, compared to $40.8 million for the same period of 2005. Full year operating income includes $5.7 million of share-based compensation expense. Excluding restructuring expense, the Company’s litigation settlement recorded in the second quarter of 2006 and the capital lease settlement, operating income was $45.3 million, or 6.6% of revenue in 2006. Excluding restructuring expense, the asset impairment, and tax adjustments related to tax restructuring and prior period accrual reversals, full year operating income in 2005 was $54.8 million, or 7.6% of revenue. (See attached table “Reconciliation of GAAP to Non-GAAP Measures”).

•
The GAAP reported earnings from continuing operations for the full year 2006 was $35.0 million, or $0.87 per diluted share, compared to $28.4 million, or $0.72 per diluted share for the full year 2005.

•	The GAAP reported net earnings for the full year 2006 was $35.9 million, or $0.89 per diluted share, compared to net earnings of $36.5 million, or $0.93 per diluted share, for the full year 2005.

•
Excluding restructuring expense, litigation settlement costs and the capital lease settlement, earnings from continuing operations for the full year 2006 were $40.2 million, or $1.00 per diluted share. Excluding restructuring expense, the asset impairment, and tax adjustments related to tax restructuring, earnings from continuing operations for the full year of 2005 were $40.3 million, or $1.03 per diluted share. (See attached table “Reconciliation of GAAP to Non-GAAP Measures”).

•
In January of 2006, the Company completed the sale of the barcode systems (BCS) businesses to SATO for total consideration of $37 million in cash, plus the assumption by SATO of $5 million in liabilities. The final purchase price is subject to certain post-close adjustments relating to net operating assets. Included in discontinued operations for the full year 2006 is a gain on sale of the barcode systems business of $1.4 million or $0.03 earnings per share.

Mr. Off concluded, “Looking forward we remain cautious about the softness in the retail market given the indicators we’re currently seeing in the marketplace, and this is reflected in our expectations for sales performance for 2007. However, we made significant operational and management changes during 2006 and are positioned to leverage these changes and enhance our profitability as we move into 2007.”

Checkpoint Systems provided financial guidance for 2007 full year financial results:

•	Revenues, at current exchange rates, up 3% to 5% versus 2006

•	Diluted earnings per share from continuing operations of between $1.20 and $1.30, excluding any restructuring charges

•	An annualized tax rate of approximately 25%

•	Free cash flow (cash flow from operations less capital expenditures) of between $50 million and $60 million

This guidance does not include the impact of unusual charges, such as restructuring charges, that the Company may incur during the year, and assumes a continuation of current exchange rates.

Checkpoint Systems will host a conference call today, March 30, 2007, at 10:00 A.M. Eastern Time, to discuss its fourth quarter and year end 2006 results, as well as the restated prior period results. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the live webcast at the Company’s homepage, www.checkpointsystems.com, by clicking on the “Conference Calls” link or entering the “Investors” section of this site. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software. The webcast will be archived at the Company’s homepage beginning approximately 90 minutes after the call ends until the next quarterly conference call.

Checkpoint Systems, Inc. is a multinational manufacturer and marketer of integrated systems solutions for retail security, labeling, and merchandising. Checkpoint is a leading provider of EAS and RFID systems, source tagging, hand-held labeling systems and retail merchandising systems. Applications include automatic identification, retail security and pricing, and promotional labels. Operating directly in 31 countries, Checkpoint has a global network of subsidiaries and provides professional customer service and technical support around the world. Checkpoint Systems, Inc.'s website is located at www.checkpointsystems.com.

Safe Harbor Statement
This press release may include information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Security and Exchange Commission filings.

(Tables Follow)

Checkpoint Systems, Inc.
Consolidated Statements of Operations
(Thousands except per share amounts)
(Unaudited)

	Quarter		Twelve Months
	(14 weeks) Ended	(13 weeks) Ended	(53 weeks) Ended	(52 weeks) Ended
	December 31,	December 25,	December 31,	December 25,
	2006	2005	2006	2005
		(As Restated)		(As Restated)

Net revenues	$216,297	$192,477	$687,775	$717,992
Cost of revenues	122,206	110,133	396,084	406,462
Gross profit	94,091	82,344	291,691	311,530

Selling, general, and administrative expenses	63,363	60,971	226,958	237,654
Research and development	4,992	5,026	19,417	19,108
Asset impairments	-	1,396	-	1,396
Restructuring expense	4,539	2,798	7,007	12,570
Litigation settlement	-	-	2,251	-
Other operating income	2,025	-	2,025	-
Operating income	23,222	12,153	38,083	40,802

Interest income	1,368	687	4,906	2,338
Interest expense	737	254	2,155	2,862
Other gain/(loss), net	425	(349)	1,141	(151)
Earnings from continuing operations before income taxes and minority interest	24,278	12,237	41,975	40,127

Income taxes	5,721	5,723	6,987	11,661
Minority interest	(46)	(29)	(31)	53
Earnings from continuing operations	18,603	6,543	35,019	28,413

(Loss) earnings from discontinued operations, net of tax	(603)	2,783	903	8,108
Net earnings	$18,000	$9,326	$35,922	$36,521

Basic Earning per Share:
Earnings from continuing operations	$.47	$.17	$.89	$.75
(Loss) earnings from discontinued operations, net of tax	(.01)	.07	.02	.21
Basic earnings per share	$.46	$.24	$.91	$.96

Diluted Earnings per Share:
Earnings from continuing operations	$.46	$.16	$.87	$.72
(Loss) earnings from discontinued operations, net of tax	(.01)	.07	.02	.21
Diluted earnings per share	$.45	$.23	$.89	$.93

Checkpoint Systems, Inc.
Summary Consolidated Balance Sheet
(Thousands)

	December 31,	December 25,
	2006	2005
	(Unaudited)	(As Restated)
Cash and Cash Equivalents	$143,394	$113,223
Working Capital	$254,024	$208,255
Current Assets	$447,597	$419,393
Total Debt	$ 16,534	$ 39,745
Shareholders’ Equity	$473,581	$396,420

Total Assets	$781,191	$739,245

Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulation G

Checkpoint Systems, Inc. reports financial results in accordance with U.S. GAAP and herein provides some non-GAAP measures. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP measures are intended to supplement the Company's presentation of its financial results that are prepared in accordance with GAAP. The Company uses the non-GAAP measures presented to evaluate and manage the Company's operations internally. The Company is also providing this information to assist investors in performing additional financial analysis that is consistent with financial models developed by research analysts who follow the Company.

The reconciliation set forth below is provided in accordance with Regulation G and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.

Checkpoint Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Thousands)
(unaudited)

	Quarter Ended		Twelve Months Ended
	(14 weeks) Ended	(13 weeks) Ended	(53 weeks) Ended	(52 weeks) Ended
	December 31,	December 25,	December 31,	December 25,
	2006	2005	2006	2005

Reconciliation of GAAP to Non-GAAP Operating Margin:

Net revenues	$216,297	$192,477	$687,775	$717,992

GAAP operating income	23,222	12,153	38,083	40,802

Non-GAAP adjustments:

Asset impairment	-	1,396	-	1,396

Restructuring expense	4,539	2,798	7,007	12,570

Loss from settlement of lawsuit with ID Security Systems Canada Inc.	-	-	2,251	-

Other operating Income	(2,025)	-	(2,025)	-

Adjusted Non-GAAP operating income	$25,736	$16,347	$45,316	$54,768

GAAP operating margin	10.7%	6.3%	5.5%	5.7%
Adjusted Non-GAAP operating margin	11.9%	8.5%	6.6%	7.6%

Checkpoint Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures continued
(Thousands except per share amounts)
(unaudited)

	Quarter Ended		Twelve Months Ended
	(14 weeks) Ended	(13 weeks) Ended	(53 weeks) Ended	(52 weeks) Ended
	December 31,	December 25,	December 31,	December 25,
	2006	2005	2006	2005

Reconciliation of GAAP to Non-GAAP Earnings from Continuing Operations:

Earnings from continuing operations, as reported	$18,603	$6,543	$35,019	$28,413

Non-GAAP adjustments:

Asset impairment	-	982	-	1,379

Restructuring expense, net of tax	3,071	1,751	4,787	8,492

Loss from settlement of lawsuit with ID Security Systems Canada Inc., net of tax	-	-	1,463	-

Other operating income	(1,113)	-	(1,113)	-

Income tax adjustments:
American Jobs Creation Act and tax restructuring		2,040		2,040

Adjusted earnings from continuing operations	$20,561	$11,316	$40,156	$40,324

Reported diluted shares	40,062	39,830	40,233	39,075

Adjusted diluted shares	40,062	39,830	40,233	39,075

Reported earnings per share from continuing operations - diluted	$.46	$.16	$.87	$.72

Adjusted earnings per share from continuing operations - diluted	$.51	$.28	$1.00	$1.03

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